Exhibit 10.5

ASSIGNMENT AND CONTRIBUTION AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Agreement”), is entered into on December 1, 2016, by and between __________________________ (the “Assignor”) and Coordinates Collection, Inc., a Delaware Corporation (the “Assignee”), hereinafter collectively referred to as (the “Parties”).

WHEREAS, Assignor desires to contribute and assign all rights and title to all intellectual property of Coordinates Collection, Inc., to Assignee.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.	ASSIGNMENT. As of the date of this Agreement, the Assignor hereby absolutely, irrevocably and unconditionally assigns, conveys, contributes and transfers to the Assignee all of the rights and interests to all of the intellectual property owned by the Assignor, and the Assignee accepts such assignment.

2.	ADDITIONAL DOCUMENTS. The Assignor agrees to take such further action and to execute and deliver, or cause to be executed and delivered, any and all other documents which are, in the opinion of the Assignee or its counsel, necessary to carry out the terms and conditions of the Assignment effected by the Agreement.

3.	EFFECTIVE DATE AND COUNTERPART SIGNATURE. This Agreement shall be effective as of the date first written above. This Agreement, and acceptance of same, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by telex or by telecopy or telefax of a facsimile signature page shall be binding upon that party so confirming.

4.	RELEASE. Assignor, and his heirs, successors, and assigns, hereby releases and forever discharges Assignee and its heirs, successors, and assigns, from any and all compensation, claims, demands, damages, actions, causes of action, or suits of any kind or nature, known or unknown, existing now or in the future against Assignee as they relate to the intellectual property of Coordinates Collection, Inc. By signing this Agreement, Assignor represents that he is entering into this Agreement in all capacities, and that he has full power, authority and competence to execute and deliver this Agreement and to contribute the intellectual property, that each of the statements herein are true and correct, that the undersigned requires no further information to evaluate the advisability of the transactions contemplated hereby. The Assignor hereby represents to the Assignee that: (i) he is the sole owner of the intellectual property listed in Exhibit A and that no third party has any claim to the intellectual property, and (ii) he has consulted with counsel or has been afforded the opportunity to consult with counsel with respect to the execution and delivery of this Agreement and has been fully apprised of the consequences hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR:	ASSIGNEE:

Coordinates Collection, Inc.

Signed:	Signed:
By:
Title:

EXHIBIT A